Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                                 18 U.S.C. 1350

In connection with the Annual Report on Form 10-KSB of RG America, Inc. (the "Registrant") for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "report"), I, Bruce
A. Hall, Chief Financial Officer of the Registrant, certify to my knowledge and in my capacity as an officer of the Registrant, pursuant to 18 U.S.C. 1350, that:

     (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the report.

Date:    April 17, 2006                           /s/ Bruce A. Hall
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                                                  Bruce A. Hall